Exhibit 99.1

PRESS RELEASE

April 17, 2023

SNBL Enters into Definitive Agreement

to Acquire Satsuma Pharmaceuticals, Inc.

TOKYO and KAGOSHIMA, Japan, April 17, 2023 – Shin Nippon Biomedical Laboratories, Ltd. (TSE Prime: 2395, Chairman and President: Ryoichi Nagata, M.D., Ph.D., “SNBL” or “Company”) and a licensee of SNBL’s nasal delivery platform technology, Satsuma Pharmaceuticals, Inc. (Nasdaq: STSA, President and CEO, John Kollins, “Satsuma”), today announced that they have agreed to enter into a definitive agreement for SNBL to commence a tender offer for all outstanding shares of common stock of Satsuma, for a price of $0.91 per share in cash plus one non-tradeable CVR per share (the “Tender Offer”).

As a result of the transaction, the exclusive rights for manufacturing and marketing of Satsuma’s STS101 (dihydroergotamine (DHE) nasal powder), a novel investigational therapeutic product candidate for the acute treatment of migraine, will be granted to SNBL.

Satsuma has conducted large-scale Phase 3 clinical studies in the US for STS101 and has already submitted a new drug application in March 2023. Currently, Satsuma is preparing the manufacturing capability for STS101 to satisfy requirements for NDA approval.

It is estimated that there are approximately 40 million migraine patients in the US. They suffer from a wide range of symptoms and there is a consistent demand in medical settings for a variety of treatments to meet each patient’s needs.

“After carefully considering a variety of options for Satsuma and the future of STS101, the Satsuma Board of Directors believes the acquisition of Satsuma by SNBL is the best strategic alternative for Satsuma and that this transaction maximizes value for our shareholders,” stated John Kollins, President and Chief Executive Officer of Satsuma. “We are pleased that SNBL shares our vision that STS101 has the potential to become an important and widely-prescribed acute treatment for migraine that can address the significant unmet needs of many people with migraine.”

“We are very pleased to announce that we will be involved in the launch of this novel intranasal drug which was developed based on SNBL’s novel intranasal drug delivery platform technology, pending potential FDA approval,” commented Dr. Ryoichi Nagata, Chairman and President of SNBL. “Considering the features STS101 will provide, including an easy-to-carry and easy-to-use dosage form, sustained efficacy, and favorable safety and tolerability, we believe that STS101 will contribute to improving the quality of life of patients suffering from migraine. Consistent with SNBL’s corporate mission ‘to support drug discovery and the advancement of medical technology to relieve human suffering,’ we look forward to STS101 potentially becoming a treatment option for people with migraines as soon as possible.” stated Dr. Ryoichi Nagata, Chairman and President of SNBL.

The impact of the acquisition on the Company’s consolidated financial results for the fiscal year ending March 31, 2024 is currently under review. For more details, please refer to the notice “SNBL Enters into Definitive Agreement to Acquire Satsuma Pharmaceuticals, Inc.”, announced as a TSE statutory disclosure today.

About SNBL

Shin Nippon Biomedical Laboratories, Ltd. (“SNBL”) (TSE Prime: 2395) is a listed contract research organization (CRO) that was founded in Kagoshima, Japan, in 1957. Based on its corporate philosophy of “We are a company that values the environment, life, and people”, and with a proven record of accomplishment as the oldest and established CRO in Japan, SNBL is proud to be the only Japanese company that can provide a comprehensive portfolio of services and solutions for drug discovery and development for pharmaceutical companies, biotech ventures, universities, and research institutions both in Japan and overseas. SNBL’s Translational Research business has engaged in drug discovery, with the focus on business development and out-licensing of its proprietary intranasal drug delivery technologies and intranasal devices. SNBL also operates the Medipolis business, making use of a large tract of land and forests it owns in Ibusuki in Kagoshima, to promote the local economy and environmental conservation at the same time thorough its power generation and hospitality businesses. The aim of the Medipolis business is to contribute to people’s well-being, improving quality of life, and creating happiness. For further information, please visit our website: https://www.snbl.co.jp.

Inquiries:

SHIN NIPPON BIOMEDICAL LABORATORIES, LTD.

IR & Corporate Communications

E-mail: ir@snbl.com

Website : https://www.snbl.co.jp/

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Forward-Looking Statements

This communication contains forward-looking statements, including statements regarding the potential consummation of an acquisition, which involve a number of risks and uncertainties, including the satisfaction of closing conditions for the acquisition; the possibility that the transaction will not be completed; and the impact of general economic, industry, market or political conditions. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “might,” “will,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “believe” and other similar expressions (or the negative of such terms) are intended to identify forward-looking statements. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results and the timing of events may differ materially from the results and/or timing discussed in the forward-looking statements, and readers are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date of this communication, and SNBL does not undertake any obligation to update any forward-looking statement except as required by law.

Additional Information and Where to Find It

The Tender Offer for the outstanding shares of common stock of Satsuma has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Satsuma common stock, nor is it a substitute for the Tender Offer materials that SNBL and its acquisition subsidiary will file with the SEC upon commencement of the Tender Offer. At the time the Tender Offer is commenced, SNBL will file a Tender Offer Statement on Schedule TO (“Tender Offer Statement”) with the SEC, and thereafter Satsuma will file a solicitation/recommendation statement on Schedule 14D-9 (“Schedule 14D-9 Solicitation Statement”) with respect to the Tender Offer. Both the Tender Offer Statement and the Schedule 14D-9 Solicitation Statement will be mailed to Satsuma’s stockholders free of charge. A free copy of the Tender Offer Statement and the Schedule 14D-9 Solicitation Statement will also be made available to all stockholders of Satsuma by contacting Satsuma at info@satsumarx.com or by phone at (650) 410-3200. In addition, the Tender Offer Statement, the related letter of transmittal and certain other Tender Offer documents and the Schedule 14D-9 Solicitation Statement (and all other documents filed with the SEC) will be available at no charge on the SEC’s website: www.sec.gov, upon filing with the SEC. In addition to these documents, Satsuma files annual, quarterly and current reports and other information with the SEC. These filings with the SEC are also available to the public for free at the SEC’s website. In addition, the Schedule 14D-9 Solicitation Statement and the other documents filed by Satsuma with the SEC are available to all stockholders of Satsuma free of charge at http://investors.Satsumarx.com.

SATSUMA’S STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO AND THE SCHEDULE 14D-9 SOLICITATION STATEMENT CAREFULLY, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO, AS WELL AS IMPORTANT INFORMATION THAT HOLDERS OF SHARES OF SATSUMA’S COMMON STOCK SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES.

Medical information

This press release contains information about product candidates that may not be available in all countries, or may be available under different trademarks, for different indications, in different dosages, or in different strengths. Nothing contained herein should be considered a solicitation, promotion or advertisement for any prescription drugs including the ones under development.

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